Exhibit 99.1


        Charles River Laboratories Announces Third-Quarter 2005 Results;
                     Sales Reach $274 million; GAAP Earnings
                Per Share of $0.44 and $0.57 on a Non-GAAP Basis;
                        Company Updates Guidance for 2005

    WILMINGTON, Mass.--(BUSINESS WIRE)--Oct. 27, 2005--

       Increases Stock Repurchase Authorization to $100 Million

    Charles River Laboratories International, Inc. (NYSE:CRL) today reported third-quarter 2005 financial results. Net sales for the third quarter of 2005 increased 55.6% to $273.9 million, compared to $176.0 million reported in the third quarter of 2004. The increase was due primarily to the acquisition of Inveresk Research Group, and also to continuing strong demand for outsourced preclinical services.
    Net income on a GAAP basis was $32.1 million, or $0.44 per diluted share, in the third quarter of 2005, compared to $25.8 million, or $0.51 per diluted share, in the third quarter of 2004. On a non-GAAP basis, net income for the third quarter increased 61.5% to $41.7 million, compared to $25.8 million in the third quarter of 2004. Non-GAAP earnings per diluted share were $0.57, compared to $0.51 per diluted share in the third quarter of 2004, an increase of 11.8%. Non-GAAP results in the third quarter of 2005 exclude amortization of intangibles of $13.2 million, or $0.12 per diluted share, and compensation charges of $1.3 million, or $0.01 per diluted share, related to the acquisition of Inveresk.
    James C. Foster, Chairman, President and Chief Executive Officer said, "Third-quarter sales of outsourced preclinical toxicology services and North American Research Models were strong, but overall growth was hampered by lower sales of large animals, lower demand for transgenic services in the United States and slower sales of interventional and surgical services, and of research models in Europe. Although sales growth was lower than we expected, our continuing focus on operating efficiency and the success of our integration efforts again allowed us to achieve excellent sequential operating margin improvement in the Preclinical and Clinical business segments. In addition, we are taking a number of actions in the fourth quarter that we expect will allow us to continue to improve operating efficiency, and expect to see the benefits of these actions in the fourth quarter and in 2006."
    "We continue to believe that our extensive portfolio of value-added, essential products and services is extremely well positioned to benefit from the strong demand for drug discovery and development products and services, and are adding capacity and personnel to support our growth in the coming years," he said.
    For the first nine months of 2005, net sales increased 57.1% to $831.1 million from $528.9 million for the same period in 2004. Net income on a GAAP basis was $91.6 million, or $1.28 per diluted share in the nine-month period in 2005, compared to $69.7 million, or $1.39 per diluted share, in the nine-month period in 2004. On a non-GAAP basis, net income for the year-to-date increased 62.7% to $122.9 million, compared to $75.5 million in the same period in 2004. Non-GAAP earning per diluted share were $1.70, compared to $1.50 per diluted share in the same period in 2004. Non-GAAP results in the first nine months of 2005 exclude amortization of intangibles of $39.7 million, or $0.36 per diluted share, and compensation charges of $7.1 million, or $0.06 per diluted share, related to the acquisition of Inveresk. Non-GAAP results in the first nine months of 2004 exclude a net charge of $5.8 million, or $0.11 per diluted share, related to the write-off of a deferred tax asset and release of a related tax valuation allowance in connection with the Company's reorganization of its European operations.

    Fourth-Quarter Actions

    In order to improve overall operating efficiency, and particularly with respect to the Interventional and Surgical Services (ISS), Transgenic Services, and Clinical Services businesses, the Company will take a one-time, primarily non-cash charge in the fourth quarter of 2005 for impairment of fixed assets, intangible assets and lease obligations and for severance costs related to headcount reductions. The net effect of these charges is expected to be approximately $0.09 per diluted share. The Company expects that these actions will result in improved margins in 2006.
    The most significant of these actions will be the planned closure of Preclinical Services Wisconsin, one of the Company's two ISS facilities. The total ISS business, which is expected to report net sales in 2005 of approximately $20 million, will be consolidated with the Company's Massachusetts location.
    Also in the fourth quarter of 2005, the Company expects to repatriate up to $150 million of its accumulated income earned outside the United States in a distribution that qualifies for the reduced tax rate under the American Jobs Creation Act of 2004. As a result of this repatriation, the Company expects that it will recognize a one-time net tax benefit conservatively estimated at $15.0 million, or $0.20 per diluted share.
    The combined effect of these actions will be a one-time benefit in the fourth quarter of 2005 of at least $0.11 per diluted share.

    Business Segments Results

    Research Models and Services

    Third-quarter 2005 net sales for the Research Models and Services
(RMS) segment of the business were $118.9 million compared to $118.1 million last year, an increase of 0.7%. Growth was due primarily to the North America Research Model and In Vitro Detection businesses, both of which achieved strong sales growth. This performance was partially offset by lower sales of large animal models; by the services businesses, particularly Transgenic Service sales in the United States; and by slower sales of research models in France. Primarily as a result of lower-than-expected sales in these businesses, and of higher fuel costs, the gross margin declined to 42.1% from 43.1% reported in the third quarter of last year and the operating margin was 30.9% compared to 32.2% in the same period last year.
    Mr. Foster said, "Third-quarter growth in the RMS segment was lower than we expected, but we were very pleased by the 8.0% growth of North America research model production, which is the largest business in the segment, and the results of our In Vitro business. We believe that the issue affecting the large animal business is transitory and will be resolved in the near term, and the French business is expected to improve in the fourth quarter. Transgenic Services, which on an annual basis represents net sales of approximately $55 million, will continue to be affected by our customers' shifting research focus from creation of transgenic models to characterization and validation of existing models. While this focus should benefit our model characterization business, it will continue to restrain the RMS segment's net sales growth. In order to mitigate the effect of lower sales, we have taken action in the fourth quarter to reduce headcount in Transgenic Services, which we expect will improve profitability in that business."
    For the nine-month period, net sales were $377.6 million, an increase of 5.6% from the $357.7 million reported in the first nine months of 2004. The gross margin was 43.5% compared to 44.2% in the same period in 2004, and the operating margin was 32.3% compared to 32.9% in the nine-month period in 2004.

    Preclinical Services

    Net sales for the Preclinical Services segment were $122.7 million in the third quarter of 2005, an increase of 111.7% from the $57.9 million reported in the third quarter of 2004. The increase was due primarily to the acquisition of Inveresk, and to continuing strong demand for outsourced development services. Robust net sales of global toxicology services were partially offset by interventional and surgical services sales, which declined from the third quarter of 2004.
    Mr. Foster added, "The demand for outsourced toxicology testing is very strong, and our sales in this area were robust. We are expanding capacity in most of our major locations to accommodate our customers' increasing demand. Combined with our continuing focus on instituting best practices and the consolidation of our Interventional and Surgical Services business and the resulting cost reductions, we expect to drive growth in Preclinical sales and profitability in the coming years."
    As a result of strong sales growth, the segment's gross margin increased to 36.7% from 31.9% in the third quarter of 2004. Operating income was $19.2 million in the third quarter of 2005, compared to $9.8 million last year. The operating margin was 15.7% compared to 17.0% in the third quarter of 2004, with the decrease due primarily to amortization of intangibles related to the acquisition of Inveresk, offset in part by improved capacity utilization. On a non-GAAP basis, when excluding amortization of $10.2 million related to the Inveresk acquisition, third-quarter operating income rose to $29.5 million and the operating margin increased to 24.0%, reflecting higher sales and operating efficiencies.
    For the first nine months of 2005, Preclinical net sales were $355.8 million compared to $171.2 million in the same period last year, an increase of 107.8%. The gross margin for the nine-month period rose to 35.4% from 32.1% in the same period last year, and the operating margin was 13.9% compared to 16.8% in the first nine months of 2004. On a non-GAAP basis, when excluding amortization of $30.7 million related to the Inveresk acquisition, operating income for the first nine months of 2005 rose to $80.2 million from $28.8 million in the first nine months of last year and the operating margin increased to 22.5% from 16.8% in the same period last year.

    Clinical Services

    For the third quarter of 2005, net sales for the Clinical Services segment were $32.4 million. The gross margin was 36.4%, operating income was $3.1 million and the operating margin was 9.5%. On a non-GAAP basis, when excluding amortization of $3.0 million related to the Inveresk acquisition, operating income was $6.0 million and the operating margin was 18.7%.
    Mr. Foster said, "We have continued to evaluate our Clinical Services business and as a result, determined that there are opportunities to streamline the business structure. We are reducing headcount in the administrative area to improve operating efficiency and believe that by doing so, we will support future margin expansion in this business."
    For the first nine months of 2005, Clinical net sales were $97.7 million and the gross margin was 33.5%. Operating income was $5.9 million and the operating margin was 6.0%. On a non-GAAP basis, when excluding amortization of $9.0 million related to the Inveresk acquisition, operating income was $14.8 million and the operating margin was 15.2%.

    Backlog

    The backlog for Preclinical and Clinical Services at September 24, 2005, was $431 million. The Company does not report backlog for the RMS business segment because turnaround time from placement to completion of orders, both for products and services, is rapid.

    2005 Outlook

    The following forward-looking guidance is based on current foreign exchange rates.
    For the fourth quarter of 2005, the Company expects net sales to increase between 19% and 22%, and including the net benefit of one-time items, expects GAAP earnings per diluted share to be in a range of $0.53 to $0.55. Non-GAAP earnings per diluted share, which exclude acquisition-related amortization of intangible assets and compensation charges totaling $0.14 per diluted share, and the one-time net benefit of approximately $0.11 per diluted shares, are expected to be in a range of $0.56 to $0.58.
    The Company now expects 2005 revenue growth in a range of 43% to 46% and GAAP earnings per diluted share in a range of $1.81 to $1.83. Non-GAAP earnings, which exclude acquisition-related amortization of intangible assets and compensation charges totaling $0.56 per diluted share and the one-time net tax benefit of approximately $0.11 per diluted share, are expected to be in a range of $2.26 to $2.28 per diluted share.

    Board Increases Stock Repurchase Authorization

    Charles River's Board of Directors has increased the existing authorization for the repurchase of Charles River common stock to $100.0 million from the initial $50.0 million authorization. The stock purchases will be made from time to time on the open market, through block trades or otherwise in compliance with Rule 10b-18 of the federal securities laws. Depending on market conditions and other factors, these repurchases may be commenced or suspended at any time or from time to time without prior notice. Funds for the repurchases are expected to come from cash on hand or cash generated by operations. As of October 21, 2005, the Company had repurchased 156,000 shares at a total cost of $6.9 million. There are currently no specific plans for the shares that have been or may be purchased under the program.
    As of October 21, 2005, Charles River had approximately 72.3 million shares of common stock outstanding.

    Webcast

    Charles River Laboratories has scheduled a live webcast on Friday, October 28, at 8:30 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliation to comparable GAAP measures on the website. The webcast will be available until 5:00 p.m. ET on November 4, 2005.

    Use of Non-GAAP Financial Measures

    This press release contains non-GAAP financial measures which exclude, among other items, amortization of intangible assets and other charges related to the Inveresk acquisition. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. We believe that the inclusion of non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. Non-GAAP results also allow investors to compare the Company's operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the text of, and the accompanying exhibits to, this press release, and can also be found on the Company's website at ir.criver.com.

    Caution Concerning Forward-Looking Statements. This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate," "believe," "expect," "will," "may," "estimate," "plan," "outlook," and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding the future demand for drug discovery and development products and services; specific actions intended to improve overall operating efficiencies and profitability, particularly with respect to the Interventional and Surgical Services, Transgenic Services, and Clinical Services businesses; the Company's intention to repatriate cash in connection with the American Jobs Creation Act of 2004; and Charles River's future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to sales growth, efficiency improvements and operating synergies. Forward-looking statements are based on Charles River's current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: challenges arising from the acquisition and integration of Inveresk Research Group; a decrease in research and development spending or a decrease in the level of outsourced services; acquisition integration risks; the ability to convert backlog to sales; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on March 9, 2005, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

    About Charles River Laboratories

    Charles River Laboratories, based in Wilmington, Massachusetts, is a global provider of solutions that advance the drug discovery and development process. Our leading-edge products and services are designed to enable our clients to bring drugs to market faster and more efficiently. Backed by our rigorous, best-in-class procedures and our proven data collection, analysis and reporting capabilities, our products and services are organized into three categories spanning every step of the drug development pipeline: Research Models and Services, Preclinical Services, and Clinical Services. Charles River's customer base includes all of the major pharmaceutical companies and many biotechnology companies, government agencies and leading hospitals and academic institutions. Charles River's 8,000 employees serve clients in more than 50 countries. For more information on Charles River, visit our website at www.criver.com.


          CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
      CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
        (dollars in thousands, except for per share data)

                      Three Months Ended         Nine Months Ended
                   ------------------------- -------------------------
                    September     September   September    September
                     24, 2005     25, 2004     24, 2005     25, 2004

Total net sales    $   273,938  $   176,026  $   831,073  $   528,856
Cost of products
 sold and services
 provided              167,145      106,629      507,883      316,010
                    -----------  -----------  -----------  -----------
Gross margin           106,793       69,397      323,190      212,846
Selling, general
 and
 administrative         42,978       24,821      135,445       82,161
Amortization of
 intangibles            14,321        1,202       43,002        3,591
                    -----------  -----------  -----------  -----------
Operating income        49,494       43,374      144,743      127,094
Interest income
 (expense)              (3,802)      (1,224)     (14,832)      (3,949)
Other, net                (493)         (83)        (977)          44
                    -----------  -----------  -----------  -----------
Income before
 income taxes and
 minority
 interests              45,199       42,067      128,934      123,189
Provision for
 income taxes           12,588       15,775       35,908       51,985
                    -----------  -----------  -----------  -----------
Income before
 minority
 interests              32,611       26,292       93,026       71,204
Minority interests        (538)        (471)      (1,445)      (1,489)
                    -----------  -----------  -----------  -----------
Net income         $    32,073  $    25,821  $    91,581  $    69,715
                    ===========  ===========  ===========  ===========

Earnings per common share
Basic              $      0.45  $      0.56  $      1.33  $      1.51
Diluted            $      0.44  $      0.51  $      1.28  $      1.39
Weighted average number of common shares outstanding
Basic               71,373,628   46,160,504   68,995,945   46,020,766
Diluted             73,372,960   52,552,617   72,942,571   52,395,604



            CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
          CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                        (dollars in thousands)



                                               September    December
                                                 25, 2005    25, 2004
Assets
Current assets
   Cash and cash equivalents                   $  167,705  $  207,566
   Trade receivables, net                         210,155     201,794
   Inventories                                     65,021      61,914
   Other current assets                            55,886      39,032
                                                ----------  ----------
      Total current assets                        498,767     510,306
Property, plant and equipment, net                386,310     357,149
Goodwill, net                                   1,418,179   1,422,586
Other intangibles, net                            216,030     256,294
Deferred tax asset                                 44,395      50,412
Other assets                                       25,714      30,088
                                                ----------  ----------
      Total assets                             $2,589,395  $2,626,835
                                                ==========  ==========

Liabilities and Shareholders' Equity
Current liabilities
   Current portion of long-term debt           $   80,256  $   80,456
   Accounts payable                                25,753      28,672
   Accrued compensation                            42,424      46,037
   Deferred income                                 97,345     117,490
   Other current liabilities                       72,472      76,460
                                                ----------  ----------
      Total current liabilities                   318,250     349,115
Long-term debt                                    297,363     605,388
Other long-term liabilities                       178,493     190,035
                                                ----------  ----------
      Total liabilities                           794,106   1,144,538
                                                ----------  ----------
Minority interests                                  9,641       9,792
Total shareholders' equity                      1,785,648   1,472,505
                                                ----------  ----------
Total liabilities and shareholders' equity     $2,589,395  $2,626,835
                                                ==========  ==========



            CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
          SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)
                        (dollars in thousands)

                               Three Months Ended   Nine Months Ended
                               ------------------- -------------------
                               September September September September
                                24, 2005  25, 2004  24, 2005  25, 2004
Research Models and Services
   Net sales                   $118,882  $118,089  $377,565  $357,651
   Gross margin                  50,020    50,897   164,361   157,945
   Gross margin as a % of net
    sales                          42.1%     43.1%     43.5%     44.2%
   Operating income              36,713    38,043   122,071   117,835
   Operating income as a % of
    net sales                      30.9%     32.2%     32.3%     32.9%
   Depreciation and
    amortization                  5,024     4,507    14,800    13,112
   Capital expenditures           5,584     6,970    17,375    15,365

Preclinical Services
   Net sales                   $122,661  $ 57,937  $355,840  $171,205
   Gross margin                  44,970    18,500   126,120    54,901
   Gross margin as a % of net
    sales                          36.7%     31.9%     35.4%     32.1%
   Operating income              19,245     9,836    49,478    28,807
   Operating income as a % of
    net sales                      15.7%     17.0%     13.9%     16.8%
   Depreciation and
    amortization                 16,491     3,572    50,080    10,500
   Capital expenditures          40,023     3,274    52,222     6,746

Clinical Services
   Net sales                   $ 32,395  $      -  $ 97,668  $      -
   Gross margin                  11,803         -    32,709         -
   Gross margin as a % of net
    sales                          36.4%        -      33.5%        -
   Operating income               3,072         -     5,853         -
   Operating income as a % of
    net sales                       9.5%        -       6.0%        -
   Depreciation and
    amortization                  3,681         -    11,099         -
   Capital expenditures              96         -       355         -


Unallocated Corporate Overhead $ (9,536) $ (4,505) $(32,659) $(19,548)


Total
   Net sales                   $273,938  $176,026  $831,073  $528,856
   Gross margin                 106,793    69,397   323,190   212,846
   Gross margin as a % of net
    sales                          39.0%     39.4%     38.9%     40.2%
   Operating income              49,494    43,374   144,743   127,094
   Operating income as a % of
    net sales                      18.1%     24.6%     17.4%     24.0%
   Depreciation and
    amortization                 25,196     8,079    75,979    23,612
   Capital expenditures          45,703    10,244    69,952    22,111



             CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
                   RECONCILIATION OF GAAP TO NON-GAAP
            SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)
                         (dollars in thousands)

                               Three Months Ended   Nine Months Ended
                               ------------------- -------------------
                               September September September September
                                24, 2005  25, 2004  24, 2005  25, 2004
Research Models and Services
   Net sales                   $118,882  $118,089  $377,565  $357,651
   Operating income              36,713    38,043   122,071   117,835
   Operating income as a % of
    net sales                      30.9%     32.2%     32.3%     32.9%

Preclinical Services
   Net sales                   $122,661  $ 57,937  $355,840  $171,205
   Operating income              19,245     9,836    49,478    28,807
   Operating income as a % of
    net sales                      15.7%     17.0%     13.9%     16.8%
   Add back:
      Amortization related to
       acquisition               10,212         -    30,675         -
                                --------  --------  --------  --------
   Operating income, excluding
    specified charges (Non-
    GAAP)                        29,457     9,836    80,153    28,807
   Non-GAAP operating income
    as a % of net sales            24.0%     17.0%     22.5%     16.8%

Clinical Services
   Net sales                   $ 32,395  $      -  $ 97,668  $      -
   Operating income               3,072         -     5,853         -
   Operating income as a % of
    net sales                       9.5%        -       6.0%        -
   Add back:
      Amortization related to
       acquisition                2,972         -     8,986         -
                                --------  --------  --------  --------
   Operating income, excluding
    specified charges (Non-
    GAAP)                         6,044         -    14,839         -
   Non-GAAP operating income
    as a % of net sales            18.7%               15.2%


Unallocated Corporate Overhead $ (9,536) $ (4,505) $(32,659) $(19,548)
   Add back:
      Stock-based compensation
       related to acquisition     1,313         -     7,107         -
                                --------  --------  --------  --------
   Unallocated corporate
    overhead, excluding
    specified charges (Non-
    GAAP)                        (8,223)   (4,505)  (25,552)  (19,548)


Total
   Net sales                   $273,938  $176,026  $831,073  $528,856
   Operating income              49,494    43,374   144,743   127,094
   Operating income as a % of
    net sales                      18.1%     24.6%     17.4%     24.0%
   Add back:
      Amortization related to
       acquisition               13,184         -    39,661         -
      Stock-based compensation
       related to acquisition     1,313         -     7,107         -
                                --------  --------  --------  --------
   Operating income, excluding
    specified charges (Non-
    GAAP)                        63,991    43,374   191,511   127,094
   Non-GAAP operating income
    as a % of net sales            23.4%     24.6%     23.0%     24.0%


Charles River management believes that non-GAAP financial measures helps investors to gain a meaningful understanding of our core operating results and future prospects, consistent with the manner in which management measures and forecasts the Company's performance. The non-GAAP financial measures included are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP.



          CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
        RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS
        (dollars in thousands, except for per share data)


                      Three Months Ended         Nine Months Ended
                   ------------------------- -------------------------
                    September   September 25, September    September
                     24, 2005        2004      24, 2005     25, 2004

Net income         $    32,073  $    25,821  $    91,581  $    69,715
Add back:
   Deferred tax
    asset write-
    off                      -            -            -        7,900
   Valuation
    allowance
    release                  -            -            -       (2,111)
   Amortization
    related to
    acquisition         13,184            -       39,661            -
   Stock-based
    compensation
    related to
    acquisition          1,313            -        7,107            -
   Tax effect           (4,873)           -      (15,485)           -
                    -----------  -----------  -----------  -----------
Net income,
 excluding
 specified charges
 (Non-GAAP)        $    41,697  $    25,821  $   122,864  $    75,504
                    ===========  ===========  ===========  ===========

Calculation of earnings per common share, excluding specified charges (Non-GAAP):
Net income for
 purposes of
 calculating
 earnings per
 share, excluding
 specified charges
 (Non-GAAP)        $    41,697  $    25,821  $   122,864  $    75,504
After-tax
 equivalent
 interest expense
 on 3.5% senior
 convertible
 debentures                  -        1,012        1,463        3,035
                    -----------  -----------  -----------  -----------
Income for
 purposes of
 calculating
 diluted earnings
 per share,
 excluding
 specified charges
 (Non-GAAP)        $    41,697  $    26,833  $   124,327  $    78,539
                    ===========  ===========  ===========  ===========

Weighted average
 shares
 outstanding -
 Basic              71,373,628   46,160,504   68,995,945   46,020,766
Effect of dilutive securities:
   3.5% senior
    convertible
    debentures               -    4,759,455    1,987,465    4,759,455
   Stock options
    and
    contingently
    issued
    restricted
    stock            1,677,113    1,293,848    1,623,966    1,277,632
   Warrants            322,219      338,810      335,195      337,751
                    -----------  -----------  -----------  -----------
Weighted average
 shares
 outstanding -
 Diluted            73,372,960   52,552,617   72,942,571   52,395,604
                    ===========  ===========  ===========  ===========

Basic earnings per
 share             $      0.45  $      0.56  $      1.33  $      1.51
Diluted earnings
 per share         $      0.44  $      0.51  $      1.28  $      1.39

Basic earnings per
 share, excluding
 specified charges
 (Non-GAAP)        $      0.58  $      0.56  $      1.78  $      1.64
Diluted earnings
 per share,
 excluding
 specified charges
 (Non-GAAP)        $      0.57  $      0.51  $      1.70  $      1.50


Charles River management believes that non-GAAP financial measures helps investors to gain a meaningful understanding of our core operating results and future prospects, consistent with the manner in which management measures and forecasts the Company's performance. The non-GAAP financial measures included are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP.




    CONTACT: Charles River Laboratories International, Inc.
             Susan E. Hardy, 781-262-7616
             Corporate Vice President, Investor Relations